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                                                                   EXHIBIT 10.3
                              CALDERA SYSTEMS, INC.

                             1998 STOCK OPTION PLAN

                                    ARTICLE I

                               GENERAL PROVISIONS

      I.    PURPOSE OF THE PLAN

      This 1998 Stock Option Plan is intended to promote the interests of CALDERA SYSTEMS, INC., a Utah corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

      Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

      II.   ADMINISTRATION OF THE PLAN

            A. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

            B. The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option thereunder.

      III.  ELIGIBILITY

            A. The persons eligible to participate in the Plan are as follows:

                  (i)   Employees,

                  (ii) non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary, and

                  (iii) consultants who provide services to the Corporation (or any Parent or Subsidiary).

            B. The Plan Administrator shall have full authority to determine which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant the exercise price of option, the time or times at which each option is to become exercisable, the vesting schedule applicable to the option shares and the maximum term for which the option is to remain.

      IV.   STOCK SUBJECT TO THE PLAN

            A. The stock issuable under the Plan shall be shares of authorized but unissued or re-acquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 1,000,000 shares.

            B. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the


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options are canceled in accordance with the cancellation-regrant provisions of
Article 2. All shares issued under the Plan, whether or not those shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan.

            C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                    ARTICLE 2

                                  OPTION GRANTS

      I.    OPTION TERMS

            Each option shall be a Non-Statutory Option and shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below

            A.    Exercise Price.

                  (i) The exercise price per share shall be fixed by the Plan Administrator which may be less than the Fair Market Value per share of Common Stock on the option grant date.

                  (ii) The exercise price shall become immediately due upon exercise of the option and shall, subject to the documents evidencing the option, be payable in cash or check made payable to the Corporation.

            B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten
(10) years measured from the option grant date.

            C. Effect of Termination of Service. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                  (i) Should the Optionee cease to remain in Service for any reason other than Cause, Disability or death, then the Optionee shall have a period of three (3) months following the later of (i) the date of such cessation of Service, or (ii) the date the Options first become exercisable, during which to exercise each outstanding option held by such Optionee.

                  (ii) Should the Optionee cease to remain in Service for Cause, then all outstanding Options shall terminate on the date of such cessation of Service.

                  (iii) Should such Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months following the later of (i) the date of such cessation of Service, or (ii) the date the Options first become exercisable, during which to exercise each outstanding option held by such Optionee.

                  (iv) Should the Optionee die while holding one or more outstanding options, then the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution shall have a period of twelve (12) months following the later of (i) date of the Optionee's death, or (ii) the date the Options first become exercisable, during which to exercise each outstanding option held by such Optionee.

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                  (v)   Under no circumstances, however, shall any such option
      be exercisable after the specified expiration of the option term or earlier termination of the option.

                  (vi) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable an the date of the Optionee's cessation of Service. The option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised upon the earlier of the following: (i) expiration of the applicable post-Service exercise period, (ii) upon the termination of the option as a result of a Corporate Transaction, or (iii) upon the expiration of the option term. The option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option has not vested on the date of such cessation of Service.

            D. Shareholder Rights. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

            E. Unvested Shares. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, all or (at the discretion of the Corporation and with the consent of the Optionee) any of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. The Plan Administrator may impose a vesting schedule upon any option grant or any shares of Common Stock subject to the option.

            F. First Refusal Rights. Until such time as the Common Stock is FIRST registered under Section 12(g) of the 1934 Act, the Corporation shall have the right of first refusal with respect to any proposed disposition by the Optionee (or any successor in interest) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.

            G. Limited Transferability of Option. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will, by the laws of descent and distribution following the Optionee's death, or be assigned in accordance with the terms of a Qualified Domestic Relations Order. The assigned option may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned option (or portion thereof) shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

      II.   CORPORATE TRANSACTION

            A. In the event of any Corporate Transaction, each outstanding option shall terminate and cease to be outstanding, except to the extent such option is assumed by the successor corporation (or parent thereof) in connection with such Corporate Transaction. In addition, all outstanding repurchase rights shall terminate automatically in the event of any Corporate Transaction, except to the extent the repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction.

            B. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in the consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

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            C.    The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      III.  CANCELLATION AND REGRANT OF OPTIONS

      The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date.

      IV.   ADDITIONAL AUTHORITY

      The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                  (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term;

                  (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service or death but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service; and/or

                  (iii) accelerate or waive the Vesting Schedule and/or the date the option first becomes exercisable.

                                    ARTICLE 3

                                  MISCELLANEOUS

      I.    EFFECTIVE DATE AND TERM OF THE PLAN

            A. The Plan shall become effective when adopted by the Board. The Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

            B. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of options or the issuance of shares (whether vested or unvested) under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all options and unvested stock issuances outstanding under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such options or issuances.

      II.   AMENDMENT OF THE PLAN

      The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan, unless the Optionee consents to such amendment or modification.

      III.  USE OF PROCEEDS

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      Any cash proceeds received by the Corporation from the sale of shares of
Common Stock under the Plan shall be used for general corporate purposes.

      IV.   WITHHOLDING

      The Corporation's obligation to deliver shares of Common Stock upon the exercise of any options or upon the issuance or vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

      V.    REGULATORY APPROVALS

      The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock upon the exercise of any option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

      VI.   NO EMPLOYMENT OR SERVICE RIGHTS

      Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.










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                                    APPENDIX

      The following definitions shall be in effect under the Plan

      A.    Board shall mean the Corporation's Board of Directors.

      B. Cause shall mean any of the following: (i) Optionee's material breach of any employee, confidentiality, or other employment related agreement with the Corporation, (ii) Optionee's violation of the Corporation's policies or procedures set forth in the Corporation's Policies and Procedure Manual, as amended from time to time, or (iii) Optionee's conviction of or entrance of a plea of nolo contenders to a felony or to any other crime punishable by incarceration.

      C.    Code shall mean the Internal Revenue Code of 1986, as amended.

      D. Committee shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

      E.    Common Stock shall mean the Corporation's common stock.

      F. Corporate Transaction shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

            (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

            (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets, or the complete liquidation or dissolution of the Corporation.

      G.    Corporation shall mean Caldera Systems, Inc., a Utah corporation.

      H. Disability shall mean the inability of the Optionee to engage in the performance of his duties as an Employee for a period exceeding three (3) months by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

      I. Domestic Relations Order shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of the Optionee.

      J. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

      K. Exercise Date shall mean the date on which the Corporation shall have received written notice of the Date option exercise.

      L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:


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            (i)   If the Common Stock is at the time traded on the Nasdaq
      National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

            (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

            (iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be conclusively determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

      M.    1934 Act shall mean the Securities Exchange Act of 1934, as amended.

      N. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

      O. Optionee shall mean any person to whom an option is granted under the Plan.

      P. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      Q. Plan shall mean the Corporation's 1998 Stock Option Plan, as set forth in this document.

      R. Plan Administrator shall mean either the Board or the Committee, to the extent the Committee is at the time responsible for the administration of the Plan.

      S. Qualified Domestic Relations Order shall mean a Domestic Relations Order which substantially complies with the requirements of Code Section 414(p). The Plan Administrator shall have the sole discretion to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order.

      T. Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant except to the extent otherwise specifically provided in the documents evidencing the option or stock issuance.

      U. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

      V. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


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